AGREEMENT FOR PURCHASE AND SALE


         This Agreement For Purchase and Sale ("Agreement") is made as of the last date written below by and between ACI FINANCING, L.L.C., a Missouri limited liability company ("Seller"), and DBSI HOUSING INC., an Idaho corporation, its nominee or assigns ("Purchaser") (sometimes collectively referred to herein as the "Parties").

1.       Definitions. As used in this Agreement, the following terms shall have
         -----------
the following meanings:

         1.1      "Property" means:
                   --------

                  (a) the Real Property located at 330 South 108th Avenue, Omaha, Nebraska, and more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with any and all improvements thereon and appurtenances thereto (the "Realty");

                  (b) the personal property associated with the ownership, operation and maintenance of the Realty, and owned by Seller, if any (the "Personalty"); and

                  (c) all right, title, and interest, if any, in intangible personal property, including, without limitation:

                           1. leases with tenants;

                           2. assignable warranties and guarantees on property
purchased, if any;

                           3. assignable licenses, permits, governmental
approvals or similar documentation;

                           4. the name "ACI Building", and any telephone numbers
associated therewith, related trademarks, service marks;

                           5. rights-of-way, rights of ingress and egress;

                           6. drawings, plans, specifications, and other
architectural and engineering work product;

                           7. security and other reserve and deposit accounts
made as security for the fulfillment of any of Seller's obligations;

                           8. assignable guaranties, warranties, or other
assurances of performance received.

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         1.2     "Escrow Holder" means Assured Quality Title Company.
                  -------------

         1.3     "Title Insurer" means Assured Quality Title Company.
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         1.4     "Seller's knowledge". Wherever the phrase "Seller's knowledge",
                  ------------------
"to the best of Seller's knowledge", or "to Seller's knowledge" or similar phrase is used herein, such phrase shall be interpreted as referring to the actual knowledge of Seller and Seller's agents.

         1.5     "Effective Date" means the date on which an original of this
                  --------------
Agreement has been signed by and delivered to both Purchaser and Seller.

         1.6      "Closing". Closing shall be deemed to have occurred at such
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time as the Escrow Holder is in receipt of all Closing  Documents (as defined in
Section 9 herein) and is able to comply with Seller's and Purchaser's closing instructions. In no event shall Closing occur prior to the date set forth in
Section 6 below, unless otherwise agreed to in writing by the Parties.

2.       Purchase and Sale. Seller agrees to sell to Purchaser, and Purchaser
         -----------------
agrees to purchase from Seller, fee simple title to all of Seller's right, title, and interest in and to the Property, on the terms and conditions set forth in this Agreement.

3.       Purchase Price. The Purchase Price for the Property is Eight Million
         --------------
Two Hundred Two Thousand Five Hundred and 00/100 Dollars ($8,202,500.00).

         3.1      Earnest Money. Purchaser shall deposit with Escrow Holder
                  -------------
Earnest Money in the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) within five (5) business days of the Effective Date of this Agreement, and an additional Fifty Thousand and 00/100 Dollars ($50,000.00) within five (5) business days of Purchaser's approval of its Due Diligence Review of the Property (as defined below). Except as otherwise provided in this Agreement, upon Purchaser's deposit of the additional Earnest Money, the Earnest Money shall become nonrefundable.

         3.2 Escrow Holder shall deposit the Earnest Money in an insured, interest-bearing account. All Earnest Money and accrued interest ("Earnest Money") shall be applied to the Purchase Price at Closing. The Earnest Money and accrued interest shall be refundable and returned to Purchaser without further instruction from either party to the Escrow Holder, and any and all rights or obligations of Seller and Purchaser under this Agreement shall terminate and be of no further force or effect at such time as Purchaser has or is deemed to have rejected the Property or otherwise terminated this Agreement as otherwise provided in this Agreement.

         3.3      Balance of Purchase Price. On or before Closing, Purchaser
                  -------------------------
shall deposit with Escrow Holder the balance of the Purchase Price in cash or other immediately available funds, plus any other sums necessary to close, less the balance of the existing loan to be assumed by Purchaser from Principal Commercial Funding, LLC, a Delaware limited liability company ("Lender") with an outstanding balance of approximately Four Million One Hundred Thousand

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and 00/100 Dollars ($4,100,000.00) (as of December 2002) at the interest rate of
8.63% per annum, and maturing August 1, 2010.

4.       Title and Title Insurance.
         -------------------------

         4.1 At Closing, title shall be free of (and title insurance shall insure that title is free of) liens, encumbrances, easements or defects, except instruments of record listed as exceptions to Title that are approved in writing by Purchaser ("Permitted Exceptions"), pursuant to Section 4.2 below.

         4.2 Within ten (10) days following the Effective Date of this Agreement, Seller will request and make arrangements with Title Insurer to make available to Purchaser a commitment for title insurance ("Preliminary Commitment"), along with legible copies of all listed exceptions issued by Title Insurer showing the condition of Seller's title to the Realty. Purchaser shall give written notice to Seller (on or before twenty (20) days following the date of receipt of Seller's most current existing ALTA survey, the Preliminary Commitment and legible copies of all listed exceptions) of any listed exceptions in Seller's title to which Purchaser objects in its sole discretion ("Purchaser's Objection Notice"). Within ten (10) days of receipt of Purchaser's Objection Notice, Seller shall notify Purchaser in writing ("Seller's Exception Notice") whether Seller intends to remove prior to Closing the listed exceptions to title to which Purchaser objects; provided, however, that Seller shall not be obligated to incur any expense or liability in connection with the attempted removal of such exceptions. In the event Seller notifies Purchaser that Seller will remove any of the listed exceptions objected to by Purchaser, Seller shall have removed all such listed exceptions on or before Closing. In the event Seller notifies Purchaser that Seller will not remove any or all of the listed exceptions objected to by Purchaser, Purchaser must elect to accept such listed exceptions in Seller's title as Seller declines or fails to cure or, alternatively, elect to terminate this Agreement by delivering written notice to Seller within ten (10) days following Seller's Exception Notice. Notwithstanding any provision otherwise provided in this Agreement to the contrary, in the event Purchaser so elects to terminate this Agreement, Escrow Holder shall refund the Earnest Money and accrued interest to Purchaser without further instruction from either party, and any and all rights or obligations of Seller and Purchaser under this Agreement shall terminate and be of no further force or effect, except as otherwise set forth herein. If Purchaser does not receive Seller's Exception Notice within the time required above, Seller shall be deemed to have declined to cure the listed exceptions set forth in the Purchaser's Objection Notice.

                   Notwithstanding the foregoing, Purchaser shall have the right to object to any additional title matters that appear on a new survey or update of the existing survey that did not appear on Seller's existing survey ("Additional Title Matters") within five (5) business days after Purchaser's receipt of such new ALTA or equivalent TLTA survey or update of the existing survey. The parties shall deal with the Additional Title Matters as set forth above in this Section 4.2.

         4.3 Title Insurer shall deliver to Purchaser at Closing, an extended Form ALTA owner's policy of title insurance insuring Purchaser's fee simple title to the Realty in the face

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amount of the purchase price  containing no exceptions  other than the Permitted
Exceptions  ("Title  Policy").   Seller  agrees  to  provide  affidavits  and/or
indemnities as required to obtain such coverage.

5.       Due Diligence Period/Right of Entry.
         -----------------------------------

         5.1 For a period of sixty (60) days from the Effective Date ("Due Diligence Period"), Purchaser and its representatives shall, at its sole expense, conduct its due diligence review which may include, without limitation, entry upon the Realty to make inspections, investigations, and other examinations of the Property, including any third party inspections, investigations, and other examinations not provided by Seller, and all books, records, and files relating to the Property, including the documents listed on Exhibit "B" attached hereto and incorporated herein (the "Due Diligence Documents"). Seller shall provide Purchaser with the Due Diligence Documents, in Seller's possession or economically attainable by Seller, within three (3) days of the Effective Date. Purchaser shall have the entire Due Diligence Period to perform and complete its due diligence review. Purchaser may extend the Due Diligence Period an additional thirty (30) days for the sole purpose of obtaining the Lender's Approval Notice as defined in Section 6.1(b) below.

         5.2 Such inspections and review may include, without limitation, a review, inspection, and acquisition of the following: structural matters; the roof; the HVAC; the mechanical and electrical systems of the Property; the environmental condition of the Property; all title documents; tenant leases; all government permits and approvals; the area where the Property is located; the past and potential financial performance of the Property including the latest three (3) years' financial records/operating statements; the availability of government permits and approvals; suitability of the surrounding amenities; soil conditions; and all other matters affecting the feasibility of the Property for Purchaser's intended purpose and other examinations of the Property; and the documents listed on Exhibit "B" ("Due Diligence Review").

         5.3 If Purchaser wishes to inspect portions of the Realty occupied by tenants, Purchaser shall give reasonable notice to Seller of the time for inspection, and Seller shall give advance notice to such tenants. Neither the Purchaser nor its broker or any affiliates will contact any of the tenants or their representatives without the Seller's prior written consent. Purchaser shall indemnify, defend, and hold Seller and the Property harmless from and against physical damage to the Property directly caused from Purchaser's entry on or about the Property pursuant to this Section 5, excepting such damage resulting from the Seller's misrepresentation, breach of warranty, conditions existing on the Property, or Seller or its agent's own misconduct or negligence. Purchaser shall immediately repair and restore any damage caused by any such activities. Seller represents and warrants that Seller has the right and authority to grant Purchaser these rights.

         5.4 Seller hereby grants to Purchaser access to the Property for the purposes of this Section 5, subject to the conditions imposed herein.

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         5.5       Notwithstanding any provision in this Agreement to the
contrary, in the event the results of the Due Diligence Review are not satisfactory to Purchaser for any reason whatsoever, in Purchaser's unrestricted and sole discretion, this Agreement shall terminate, as provided below, and Escrow Holder shall return all Earnest Money to Purchaser without further instruction from either party hereto.

         5.6 On or before the expiration of the Due Diligence Period, Purchaser shall either: (1) notify Seller in writing that it accepts the Property and place into escrow the additional Earnest Money, subject any remaining Conditions to Close set forth in Section 6.1 hereof; or (2) advise Seller that Purchaser is not satisfied with the Property and all Earnest Money will be returned to Purchaser as set forth herein. Purchaser's failure to notify Seller in writing within the Due Diligence Period that Purchaser is satisfied with the Property shall be deemed Purchaser's dissatisfaction and disapproval thereof.

6.       Conditions to Close and Closing. The following are conditions precedent
         -------------------------------
("Condition(s) to Close"), each of which must be satisfied fully or waived in writing by Purchaser in its sole discretion before Purchaser is obligated to purchase the Property and before any Earnest Money becomes nonrefundable. All Conditions must remain satisfied (if not waived) as of Closing, which Conditions are for Purchaser's sole benefit and may be waived only by Purchaser. Should the Conditions to Close remain unsatisfied on the date of Closing, Purchaser may choose to waive such remaining Conditions to Close in writing and proceed with Closing. Notwithstanding any provision in this Agreement to the contrary, should Purchaser choose not to waive the remaining Conditions to Close, Escrow Holder shall return all Earnest Money to Purchaser without further instruction from either party hereto, and, except as specifically provided herein, all rights and obligations of Seller and Purchaser under this Agreement shall terminate and be of no further force or effect.

         6.1      Conditions to Close.  The Conditions to Close are:
                  -------------------

                  (a) On or before the expiration of the Due Diligence Period, Purchaser's approval, in its sole discretion, of the form and terms of any Existing Loan on the Property.

                  (b) Lender's unconditional written approval of Purchaser's assumption of any Existing Loan ("Lender's Approval Notice"), and consummation of such assumption of the Existing Loan on or before Closing, in which case
Purchaser will be responsible for all costs of assumption and mortgage insurance.

                  (c) On or before the expiration of the Due Diligence Period, Purchaser's approval of a current ALTA survey of the Property to be obtained and paid for by Seller, prepared by a surveyor licensed in the state in which the Property is located, in form and content (including certification) satisfactory to Purchaser. The legal description on the survey shall be the description used in the deed conveying the Property to Purchaser and in the title insurance policy.

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                  (d) The Title Insurer is unconditionally prepared to issue to
Purchaser or its nominee, at Closing, an ALTA Owner's Extended Coverage Title Policy (or equivalent extended coverage) in the full amount of the Purchase Price, insuring fee simple title to the Property to be vested in Purchaser or its nominee, together with endorsements available to Purchaser, subject only to the Permitted Exceptions ("Title Policy").

                  (e) On or before the expiration of the Due Diligence Period, Purchaser or Purchaser's lender obtaining an acceptable appraisal of the Property indicating a value at least equal to the Purchase Price.

                  (f) Seller delivering to Escrow Holder on or before the date scheduled for Closing a duly executed, acknowledged, and recordable Special Warranty Deed conveying fee simple title to Purchaser subject only to the Permitted Exceptions of record.

                  (g) Purchaser's approval of estoppel certificates from all tenants of the Property which have leases with expiration dates ending in 2004 or beyond or have an option to renew that would carry into or past 2004, which estoppel certificates shall be delivered at least five (5) business days prior to Closing in a form reasonably approved by the Purchaser. Said estoppel certificates shall confirm, without limitation, that (1) the lease (to be attached to the estoppel) is in full force and effect with no default existing;
(2) the amount of the rent is correct and current; (3) the rent payment terms have not been altered; and (4) that such tenants have no claims against Seller. Should Seller fail to provide such tenant estoppel certificates prior to Closing, Purchaser may terminate this Agreement and Escrow Holder shall return all Earnest Money to Purchaser without further instruction from either party.

                  (h) There has been no material adverse change in the condition of the Property between the date of expiration of the Due Diligence Period and the Closing, normal wear and tear excepted.

         6.2       Closing. Except as otherwise provided in this Agreement,
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Closing shall occur in escrow in the office of Escrow Holder within thirty (30)
days after Purchaser's receipt of Lender's Approval Notice and lender's final assumption checklist). Purchaser or Seller may extend the Closing date an additional thirty (30) days for purposes of finalizing the assumption or their respective 1031 exchange.

         6.3 At Closing, Seller shall convey fee simple title to Purchaser or its nominee by recordable Special Warranty Deed, subject only to the Permitted Exceptions of record.

         6.4 Any expenditure, commitment, or other action taken by Seller or Purchaser pursuant to this Agreement, or otherwise in contemplation of the Closing, is taken by it at its own risk. No such expenditure, commitment, or action shall obligate Purchaser to purchase the Property unless and until all Conditions to Close are satisfied or waived as provided herein.

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7.       Prorations.
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         7.1       Real property taxes shall be prorated as of Closing based
upon a three hundred sixty-five (365) day year. At Closing, Purchaser shall be given a credit for all such taxes and assessments which occur prior to Closing but which are not yet due. All payments and installments due through the Closing Date on bonds, special taxes, or assessments shall be paid by Seller.

         7.2 All rents and charges due under leases of the Property shall be prorated as of Closing based upon figures supplied to the Escrow Holder by Seller and reasonably approved by Purchaser. If, at Closing, there are any past due rents or charges owed by tenants with respect to periods prior thereto, Purchaser shall not pay to Seller, in addition to the Purchase Price, the amount of such delinquencies; but Purchaser shall thereafter account to Seller for any sums received from such tenants. If Seller receives any prepaid rents or other charges from tenants applicable to periods after Closing, then Purchaser shall be credited through escrow with such rents and charges or, if received after Closing, such amounts shall be paid promptly to Purchaser.

         7.3 Purchaser shall be credited through escrow with the amount of any refundable or nonrefundable tenant security deposits and any other refundable or nonrefundable tenant deposits or fees previously received by Seller or on behalf of Seller that have not been, as of Closing, expended or applied to tenant obligations pursuant to the leases, including, without limitation, cleaning deposits. "Credit check" fees shall not be considered to be a tenant deposit or fee.

         7.4 Water, electricity, gas, and other utility payments or charges shall not be adjusted through escrow if readings can be made at Closing by the utility companies. Purchaser agrees to open accounts with the respective utilities and to cooperate with Seller in requesting readings on Closing. In the event that appropriate readings cannot possibly be obtained as of Closing, then adjustments shall be made by Purchaser and Seller through escrow on the basis of estimates from the latest bills available.

         7.5 All other expense and income associated with the Property shall be adjusted through escrow, based upon figures supplied by Seller and reasonably approved by Purchaser. Seller and Purchaser shall each provide preliminary figures to the other no later than five (5) days prior to Closing.

         7.6 Seller shall assume and pay all debts, charges, claims, damages, and liabilities attributable to leases or the operation of the Property accruing and/or arising prior to Closing and shall hold Purchaser harmless therefrom and indemnify and defend against same, except liabilities expressly assumed in writing by Purchaser, including, without limitation, obligations of landlord under the tenant leases.

         7.7 Purchaser shall assume and pay all debts, charges, claims, damages, and liabilities attributable to leases or the operation of the Property accruing and/or arising after Closing and shall hold Seller harmless therefrom and indemnify and defend against same, except liabilities

Agreement for Purchase and Sale
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expressly retained in writing by Seller, including, without limitation, obligations of landlord under the tenant leases.

         7.8 Within ninety (90) days after Closing, Purchaser and Seller shall reconcile the actual amount of revenues or liabilities upon receipt or payment thereof, to the extent those items were prorated or credited at Closing based upon estimates.

         7.9 To the extent in Seller's possession, Seller shall furnish to Purchaser with the documents identified on Exhibit "B" and in accordance with
Section 5 above, a certified listing of all rental deposits and move-in fees of whatever nature, including redecoration, cleaning, and processing charges. All such deposits, fees, and move-in charges shall be transferred to Purchaser at Closing. Prior to Closing, Seller shall deliver to Purchaser the original of each written lease and other rental agreement and a written description of each oral lease or rental agreement which affects the real estate or improvements, including all amendments and modifications thereof and options to renew or extend the term thereof.

         7.10 Seller shall pay any real estate or personal property, transfer, excise, or sales taxes or any similar taxes due as a result of the sale of the Property.

         7.11 Mortgage and other reserves, if any, shall be assigned to Purchaser at Closing. Purchaser shall not reimburse Seller for such reserves assigned to Purchaser.

8.       Closing Costs.
         -------------

         8.1         Seller shall pay:

                     (a) one-half of Escrow Holder's fee;

                     (b) any excise, documentary transfer, sales, use or similar taxes resulting from the conveyance of the Property and the Personalty;

                     (c) the cost of an ALTA owner's standard coverage policy of title insurance;

                     (d) all real estate fees and commissions due as a result of the sale as defined in Section 29 below, except any specifically contracted for in writing by Purchaser;

                     (e) Seller's pro rata share of real estate taxes assessed against the Property and due and payable or accrued in the year of Closing;

                     (f) Seller's legal counsel fees; and

                     (g) Seller's prorations as set forth in Section 7 above.

         8.2         Purchaser shall pay:

Agreement for Purchase and Sale
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                     (a) one-half of Escrow Holder's fee;

                     (b) recording fees for sale documents;

                     (c) all real estate fees and commissions specifically contracted for in writing by Purchaser;

                     (d) Buyer's legal counsel fees;

                     (e) Purchaser's prorations as set forth in Section 7 above;

                     (f) the cost of a new ALTA survey or update to the existing ALTA survey;

                     (g) the difference between the ALTA owner's standard policy and extended coverage and any other endorsements available to Purchaser; and

                     (h) Purchaser shall pay all loan assumption fees and expenses of Lender.

         8.3 Any other Closing Costs not specifically provided for herein shall be divided fifty percent (50%) each to Seller and Purchaser.

9.       Closing Documents. On or before Closing, Seller and Purchaser shall
         -----------------
cause to be delivered into escrow fully executed originals conforming to the terms and conditions of this Agreement and satisfactory in form and substance to Seller and Purchaser of the following documents, together with escrow instructions, funds required to close, and any other documents reasonably required to close and any other documents reasonably required to complete the transactions contemplated herein:

         (a) a duly executed, acknowledged, and recordable Special Warranty Deed conveying fee simple title in the Realty to Purchaser subject only to the Permitted Exceptions of record. Said Special Warranty Deed shall be substantially in the same form attached hereto as Exhibit "D";

         (b) a Bill of Sale including standard warranties as to title and absence of liens conveying title to the Personalty to Purchaser in the form attached hereto as Exhibit "C";

         (c) a Rent Roll certified as correct by Seller identifying each unit, the tenant of each unit, the lease expiration date, the monthly rent, the status of payment of rent, deposits made by the tenant, and any concessions to tenant then in effect; and such Rent Roll shall be certified as correct as of the date of Closing;

         (d) an assignment and assumption of Lessor's interest in all leases, including standard warranties as to Seller's compliance thereto assigning to Purchaser Seller's interest in all leases affecting the Property;

Agreement for Purchase and Sale
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         (e)         an assignment and assumption of all contracts and
agreements assigning to Seller's rights and obligations under all contracts and agreements with respect to the Property approved by Purchaser pursuant to
Section 5;

         (f) an assignment to Purchaser of Seller's rights under any third party warranties pertaining to the Property and an assignment of plans, specifications, and general intangibles;

         (g) an affidavit stating that Seller is not a "foreign person" under the Foreign Investment in Real Property Tax Act of 1980;

         (h)         any loan documents as required;

         (i) any transfer, excise tax, sales/use tax returns, and any affidavit or certificate required by the state of Nebraska to be filed in connection with the conveyance of the Property or the Personalty, if applicable;

         (j) assignment of Seller's (Borrower's) interest in reserve accounts with respect to the property tax and insurance reserves held by Seller's underlying lender;

         (k) any required estoppels, subordination, nondisturbance and attornment agreements the Purchaser deems reasonably necessary;

         (l)         Purchaser's Closing Instructions;

         (m)         Seller's Closing instructions; and

         (n)         Escrow Control Account Agreement.

10.      Seller's Obligations Pending Closing.
         ------------------------------------

         (a) From the Effective Date until the Closing date, Seller will continue to conduct its business on the Property in a good and efficient manner and will maintain the Property in good order and condition, subject to normal wear and tear. Seller will continue to lease space on the Property on the same or better basis than now being leased. Seller has not previously entered into any agreements with respect to the operation of the business conducted on the Property (other than tenant leases and any other agreements described in Exhibit "B" attached to this Agreement) which will be binding on Purchaser after the Closing date, and Seller will not enter into any such agreements which will be binding on Purchaser without the consent in writing of Purchaser. Seller will not sell, assign, or convey any right, title, or interest in the Property to any third party without Purchaser's written approval or permit to exist any lien, encumbrance, or charge thereon without discharging the same prior to Closing.

         (b) Until the Closing date, Seller will maintain all-risk property damage insurance on the Property on a full replacement cost basis and in an amount sufficient to avoid application of any coinsurance clause.

Agreement for Purchase and Sale
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11.      Default.
         -------

         11.1        Seller's Default.
                     ----------------

                     (a) Notwithstanding any provision otherwise provided in this Agreement to the contrary, upon Seller's uncured default or breach of any terms or conditions herein contained, Escrow Holder shall return all Earnest Money to Purchaser without further instruction from either party hereto; Purchaser may: (1) terminate its obligation to further perform under this Agreement whereby all Earnest Money shall be returned to Purchaser and all rights and obligations of the Parties under this Agreement shall terminate and be of no further force and effect; or (2) force Seller to consummate the transaction contemplated herein by commencing legal action for specific performance of Seller's obligations under this Agreement, which shall include, without limitation, filing of a lis pendens against the Property.

                     (b) As a condition precedent to Seller's breach or default; the effective exercise of Purchaser's option to terminate this Agreement; or take other action, pursuant to this Section 11, Purchaser shall give Seller notice in writing, in accordance with the notice provisions of this Agreement, which notice shall state, with particularity, the alleged breach or default or nonperformance of Seller and the action required by Seller to cure such breach or default. Seller shall have a period of ten (10) days (five (5) days in case of a monetary default) after receipt of such notice to cure the alleged default, breach, or nonperformance to Purchaser's reasonable satisfaction, and to thereby cure the breach or default and prevent termination of this Agreement or other action by Purchaser.

         11.2        Purchaser's Default.
                     -------------------

                     (a) Notwithstanding any provision in this Agreement to the contrary, if the sale and purchase of the Property contemplated by this Agreement is not consummated because of the Purchaser's uncured breach or default, Seller as its sole and exclusive remedy may terminate this Agreement by written notice of its election and receive the Earnest Money as liquidated damages.

                     (b) As a condition precedent to Purchaser's breach or default; the effective exercise of Seller's option to terminate this Agreement; or take other action, pursuant to this Section 11, Seller shall give Purchaser notice in writing, in accordance with the notice provisions of this Agreement, which notice shall state, with particularity, the alleged breach or default or nonperformance of Purchaser and the action required by Purchaser to cure such breach or default. Purchaser shall have a period of ten (10) days (five (5) days in case of a monetary default) after receipt of such notice to cure the alleged default, breach, or nonperformance to Seller's reasonable satisfaction, and to thereby cure the default and prevent termination of this Agreement.

                      In the event Seller or Purchaser shall bring any suit or action to enforce this Agreement or any term or provision hereof, the prevailing party shall be entitled to a


Agreement for Purchase and Sale
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reasonable sum as attorneys' fees and all costs and expenses incurred in connection with such suit or action or any appeal thereof.

12.     Seller's Covenants, Representations, and Warranties. Except as otherwise
        ---------------------------------------------------
provided in this Agreement and the Special Warranty Deed set forth in Exhibit D, the Property is being sold "as-is, where is, with all faults." Seller hereby covenants, represents, and warrants (which are deemed restated and remade as of Closing) to Purchaser that to the best of Seller's knowledge:

         12.1 Hazardous Material. (i) no "Hazardous Material" is or has been transported to or from, or generated, placed, held, released, located, stored, or disposed of on, under, or at the Property; (ii) neither the Property nor any part of any improvements and equipment thereon contains any asbestos or polychlorinated biphenyls; (iii) Seller has not received any notice of any action or proceeding relating to any Hazardous Material or notice of any release or threatened release thereof on, under or at the Property or any notice contrary to (i) and (ii) above; and (iv) no underground or above ground storage tanks are or have been located on the Property.

                  "Hazardous Material" means, without limitation, any substance or material defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "restricted hazardous waste", "toxic substances" (including toxic mold) or "known to cause cancer or reproductive toxicity" (or words of similar import), petroleum products (including crude oil or any fraction thereof) or any other chemical, substance or material which is prohibited, limited or regulated under any federal, state or local law, ordinance, regulation, order, permit, license, decree, common law, or treaty regulating, relating to or imposing liability or standards concerning materials or substances known or suspected to be toxic or hazardous to health and safety, the environment, or natural resources. For purposes of this Section, laws and regulations shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1901, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251, et seq.; the Clean Air Act, 42 U.S.C. ss. 7401, et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701, et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651, et seq.; the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. ss. 11001, et seq.; A.R.S. ss.ss. 49-201(16), 49-901(3), and 49-921(5); and in
the regulations adopted pursuant to such laws; and any substance or material which has been determined by a state, federal or local governmental authority with jurisdiction over the Property to be capable of posing a risk of injury to health or safety.

         12.2     Pending Assessments.  There are no pending proceedings for the
                  -------------------
imposition of any special assessment, or the formation of a special assessment district, which would affect in any manner any portion of the Property.

         12.3     No Litigation or Other Breach.  No litigation, administrative,
                  -----------------------------
or other proceeding, order or judgment is pending or outstanding, or to Seller's knowledge, threatened against or relating to any portion of the Property.

Agreement for Purchase and Sale

         12.4 Compliance with Laws. The Property, and every portion thereof, is in full compliance with all building, environmental, land use, health, insurance and, other applicable laws governing the use and operation thereof, nor does there exist any facts or circumstances which with notice or the passage of time would constitute such a violation.

         12.5 Liens. No labor has been performed, nor materials supplied for the Property which the Seller has not fully paid, or for which mechanic's lien or materialman's lien or other lien or liens may be claimed by any person or entity.

         12.6 Condemnation. There are no condemnation proceedings pending, or to Seller's knowledge, contemplated against the Property, or any part thereof, and the Seller has received no notice, oral or written, or the intent or desire of any public authority or public utility to take or use the Property or any part thereof.

         12.7 Other Agreements. There are no service, license, or concession agreements or other contracts with respect to the Property or employees of Seller, or of any affiliate or Seller, currently employed in the operation or maintenance of the Property, other than those disclosed in writing to the Purchaser within twenty (20) days after the mutual signing of this Agreement excepting such contracts whereby tenants of the Property and the parties other than Purchaser and Seller are parties thereto; all employment or maintenance contracts are terminable at will and shall be terminated by Seller at Closing unless Purchaser gives contrary instructions to Seller. No collective bargaining agreements between Seller and any labor organization apply to the operation and/or management of the Property.

         12.8 Existing Leases. All lease agreements related to the Property are in full force and effect, and Seller is not in default thereunder, and the tenants under said leases are not in default thereunder.

         12.9 Seller. Neither the execution, delivery, and performance of this Agreement by Seller, the consummation by Seller of the transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement:

                  (a) requires the consent, waiver, approval, license, or authorization of any person or public authority, except as expressly set forth herein;

                  (b) violates, with or without the giving of notice or the passage of time or both, any provision of law or regulation applicable to Seller; or

                  (c) will conflict with or result in a breach of any mortgage, trust deed, license, indenture, or other agreement or instrument, or any order, judgment, decree, statute, regulation, or any other restriction or any kind or character, to which Seller is a party or by which Seller or any of its assets may be bound.

Agreement for Purchase and Sale

         12.10     Pending Actions. There are no proposed or pending changes in
                   ---------------
zoning or roadway, water, or sewer construction affecting any portion of the Property, nor of any special or unusual environmental condition affecting any portion of the Property.

         12.11     Seller's Authority. Seller has the authority to enter into
                   ------------------
this Agreement. Entering into this Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action, or otherwise, and do not violate Seller's articles of incorporation, bylaws, or any other agreement to which Seller is a party.

         12.12     Intentionally omitted.

         12.13     Concessions. Seller warrants that absolutely no concessions
                   -----------
of any type are being offered or will be offered or given to tenants as of the date of this Agreement or during the time between the date of this Agreement and the Closing, except as may be authorized in writing by Purchaser.

                   The foregoing representations and warranties shall be deemed to be remade as of the Closing. Seller covenants and agrees to immediately notify Purchaser of any state of facts which would constitute a breach of or render inaccurate any of the foregoing warranties immediately after becoming aware of such state of facts. Failure to notify Purchaser within five (5) business days after becoming aware of such facts shall constitute a breach by the Seller of the warranties hereunder.

13.      Purchaser's Covenants, Representations, and Warranties. Purchaser
         ------------------------------------------------------
represents and warrants to Seller, that to the best of Purchaser's knowledge:

         13.1 Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of Idaho, and has the full power and authority to execute and deliver this Agreement and to perform and carry out all covenants and obligations to be performed and carried out by Purchaser hereunder.

         13.2 This Agreement constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms.

         13.3 No consent, approval, authorization, registration, qualification, designation, declaration, or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by Purchaser.

         13.4 The execution, delivery, and performance of this Agreement by Purchaser and the consummation of the transaction contemplated herein will not constitute or result in the violation or breach by Purchaser of any judgment, order, writ, injunction, or decree issued against or imposed upon Purchaser, or result in the violation of any applicable law, rule, or regulation of any governmental authority.

Agreement for Purchase and Sale

         13.5 There are no actions, suits, proceedings, or investigations pending, or to the best of Purchaser's knowledge, threatened against Purchaser, which question the validity or enforceability of the transaction contemplated herein.

14.      Possession. Possession of the Property shall be delivered by Seller to
         ----------
Purchaser as of Closing, subject to the rights of tenants.

15.      Condemnation. Notwithstanding any provision otherwise provided in this
         ------------
Agreement to the contrary, if, prior to Closing, any portion of the Property is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than ten (10) days after Purchaser receives written notice of such taking. If this Agreement is so terminated, the Earnest Money and accrued interest shall be returned to Purchaser without further instruction to Escrow Holder from either Party. Seller and Purchaser shall each pay one-half the cost of any cancellation fees or costs of Escrow Holder and Title Insurer, and neither Purchaser nor Seller shall have any further rights or obligations under this Agreement. If Purchaser does not so terminate this Agreement, then Purchaser and Seller shall proceed to close pursuant to the terms of this Agreement, except that the Purchase Price shall be reduced by the amount of any awards for such taking awarded as of Closing, and Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and retain, any awards for such taking not awarded as of Closing. Seller agrees to give Purchaser prompt notice of any threat of or act of condemnation of the Property.

16.       Destruction of Improvements. Notwithstanding any provision otherwise
          ---------------------------
provided in this Agreement to the contrary, if, prior to Closing, the Property is materially damaged or destroyed by fire or other casualty Seller shall notify Purchaser of such fact. Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller's notice. If this Agreement is so terminated, then the Earnest Money and accrued interest shall be refunded to Purchaser, Purchaser and Seller shall each pay one-half the cost of any cancellation fees and costs of Escrow Holder or Title Insurer, and neither Purchaser nor Seller shall have any further rights or obligations under this Agreement.

           If Purchaser does not so terminate this Agreement, then neither Purchaser nor Seller shall have the right to terminate this Agreement by reason of such damage or destruction, but Seller, at Closing, shall assign and turn over to Purchaser all insurance proceeds payable with respect to such damage or destruction, and Purchaser and Seller shall proceed to close pursuant to the terms of this Agreement, without modification of the terms of this Agreement, except for a reduction in the Purchase Price equal to the difference between the amount required to repair or restore the damaged or destroyed Property and the amount due under the terms of any applicable insurance policy.

17.        Notices. All notices, requests, demands, and other communications
           -------
(collectively, "Notices") hereunder shall be in writing and given by (i) established express delivery service which maintains delivery records, (ii) hand delivery, (iii) certified or registered mail, postage

Agreement for Purchase and Sale
prepaid, return receipt requested, to the parties at the following addresses, or at such other address as the parties may designate by notice in the above manner, or (iv) facsimile:

                  Seller:
                  ------

                  ACI Financing, L.L.C.
                  Attention:  Danley R. Sheldon
                  104 Armour Road
                  North Kansas City, MO
                  Telephone:  (816) 303-4500
                  Facsimile:  (816) 221-1829

                  With a copy to:
                  --------------

                  Robert B. Thompson
                  Attorney at Law
                  4324 Belleview, Suite 201
                  Kansas City, MO 64111
                  Telephone:  (816) 421-2835
                  Facsimile:  (816) 531-6828

                  Purchaser:
                  ---------

                  DBSI Housing Inc.
                  Attention:  Legal Department (Acquisitions)
                  1550 South Tech Lane
                  Meridian, Idaho  83642
                  Telephone:  (208) 955-9800
                  Facsimile:  (208) 955-9834

         Each such notice or other communication shall be deemed given upon hand delivery; or deposit with an established express delivery service that maintains delivery records; or certified or registered mail, postage prepaid, return receipt requested. Any party to this Agreement may give notice of a change of its address to the other party to this Agreement.

         Notices by way of facsimile are effective upon confirmed delivery, or upon attempted delivery if delivery is refused or impossible because of failure to provide a reasonable means for accomplishing delivery.

18.      Entire Agreement. This Agreement contains the entire agreement between
         ----------------
the parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior understandings, agreements, representations, and warranties, if any, with respect to such subject matter.

Agreement for Purchase and Sale

19.       Modification in Writing. This Agreement may only be modified by a
          -----------------------
writing executed by Purchaser and Seller.

20.       Headings. The headings of the various paragraphs of this Agreement
          --------
have been inserted only for convenience and shall not be deemed in any manner to modify or limit any of the provisions of this Agreement or be used in any manner in the interpretation of this Agreement.

21.       Interpretation. Whenever the context so requires, all words used in
          --------------
the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate, or any other entity. This Agreement shall be interpreted and construed only by the contents hereof, and there shall be no presumption or standard of construction in favor of or against either Seller or Purchaser. The words "herein," "hereof," "hereunder," and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section.

22.       Dates of Performance. Whenever a date for an action required to be
          --------------------
performed or any other period of time set forth in this Agreement falls on a Saturday, Sunday, or federal holiday, then such date shall be extended to the following business day.

23.       Successors and Assigns. This Agreement is not assignable without
          ----------------------
Seller's prior written consent, which consent shall not be unreasonably withheld; provided, however, Purchaser may assign its rights hereunder to a partnership or other entity created by Purchaser or potential tenants in common for the purpose of financing, acquiring, and owning the Property, without Seller's prior consent. Subject to any restriction on transferability contained in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Agreement. Seller shall not transfer or convey any interest in the Property and shall not assign its rights and obligations under this Agreement without Purchaser's prior written consent.

24.       Effectiveness. This Agreement shall become effective when it has been
          -------------
signed by, and delivered to, both Purchaser and Seller.

25.       Further Assurances. Each party to this Agreement shall execute all
          ------------------
instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

26.       Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same Agreement.

27.       Governing Law. The validity, meaning and effect of this Agreement
          -------------
shall be determined in accordance with the laws of the state of Nebraska.

Agreement for Purchase and Sale

28.        Authority. The officers or agents signing this Agreement on behalf of
           ---------
Purchaser or Seller each warrant that he or she is authorized to execute this Agreement on behalf of Purchaser and Seller, respectively.

29.        Brokers.
           -------

           (a) Seller will pay all real estate commissions and finder's fees to CB Richard Ellis due as a result of the purchase and sale as contemplated herein and that otherwise may arise in connection with the sale of the Property in accordance with a separate agreement. The commissions shall be paid out of escrow at Closing. Seller will indemnify and hold Purchaser harmless from any and all other demands for real estate commissions and/or finder's fees from said brokers to the extent not specifically contracted for in writing by Purchaser.

           (b) Purchaser will pay all other real estate commissions and finder's fees that it has specifically contracted to in writing in connection with the sale of the Property. Purchaser will indemnify and hold Seller harmless from any such contractual obligations of Purchaser.

           (c) Purchaser discloses, and Seller acknowledges, that affiliates of Purchaser are real estate licensees in the state of Idaho on inactive status.

30.        Attorneys' Fees. If a Party commences a legal proceeding to enforce
           ---------------
any of the terms of this Agreement, the prevailing Party in such action shall have the right to recover reasonable attorneys' fees and costs from the other Party to be fixed by the court in the same action.

31.        Tax-Free Exchange. Purchaser may acquire the Property by a tax-free
           -----------------
exchange under Section 1031 of the Code. In connection therewith, Seller agrees to execute such documents as are reasonably necessary or appropriate and to otherwise cooperate with Purchaser to effectuate such exchange; provided Seller and Seller's representatives shall have a reasonable opportunity to review such documents prior to Closing. Purchaser hereby indemnifies and holds Seller free and harmless from any liability (including, but not limited to, the tax ramification to Purchaser of such tax-free exchange) arising by reason of performing the acts required hereby to effectuate such exchange, except insofar as any such liability is attributable to the failure of Seller to perform as required hereunder. Seller shall not take title to or otherwise assume any liability with respect to the property to be exchanged with the Property. Seller also intends to exchange the Property by tax free exchange under Section 1031 and Purchaser shall cooperate with Seller in a like manner.

32.        Survival / No Merger. The provisions of this Agreement, the
           --------------------
representations, warranties, and the indemnity agreements set forth herein shall survive any expiration or termination of this Agreement for one (1) year after Closing.

33.        Exhibits. Exhibits "A", "B","C", and "D" attached hereto are
           --------
incorporated herein by this reference.

Agreement for Purchase and Sale

34.        Waiver. The failure of a Party to insist upon strict performance of
           ------
any of the terms set forth herein shall not be deemed a waiver of any rights or remedies that said Party may have and shall not be deemed a waiver of any subsequent breach or default in the performance of any of the terms contained herein by the same or any other Party.

35.        Severability. If any term or provision of this Agreement or the
           ------------
application of it to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances, other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the extent permitted by law.

36.        Time is of Essence. Time is expressly made of the essence of all the
           ------------------
provisions of this Agreement.

37.        Time for Acceptance. Should Purchaser or Seller provide the other
           -------------------
party an executed copy or original of this Agreement, the receiving party shall have until 5:00 P.M. Mountain Time (Boise, Idaho) five (5) business days from the date of said receiving party's receipt of said executed copy or original of this Agreement to accept this offer. Acceptance is not effective until a copy or original of this Agreement, which has been signed and dated by said receiving party, is actually received by the other party hereto. If such offer is not accepted, it shall expire upon the expiration of said five (5) day period.

38.        Risk of Loss. Seller shall bear the risk of loss to the Property
           ------------
prior to Closing.

39.        Pricing Information. Upon Purchaser's acceptance and approval of its
           -------------------
Due Diligence Review, Seller agrees to immediately remove and shall cause its agents to remove all references to the asking price, Capitalization ("CAP") Rate, and Net Operating Income ("NOI") in all marketing materials for the Property until such time as this Agreement for Purchase and Sale is terminated. Such removal shall include, without limitation, removal of the Property asking price, NOI, and CAP Rate information from all website listings and removal from any other national or local real estate listings. The parties and their agents shall keep the terms of this sale confidential and shall not disclose the terms of this sale after Closing. Purchaser agrees to compensate Seller for reasonable costs incurred for such removal of the Property asking price information.



THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION OR ITS NEGOTIATION OR THE NEGOTIATION OF THE TRANSACTION DESCRIBED HEREIN DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR SELL AND THE EXECUTION OF THIS AGREEMENT BY SELLER OR PURCHASER DOES NOT CONSTITUTE A BINDING CONTRACT UNTIL SUCH TIME AS THIS AGREEMENT HAS BEEN APPROVED BY THE GOVERNING REAL ESTATE COMMITTEE OF PURCHASER AND SELLER, EXECUTED BY AUTHORIZED OFFICERS OF PURCHASER AND SELLER AND DELIVERED TO PURCHASER AND SELLER.

Agreement for Purchase and Sale

IN WITNESS WHEREOF, this Agreement has been executed as of the last date written below.

PURCHASER:                              SELLER:

DBSI HOUSING INC.,                      ACI FINANCING, L.L.C.
an Idaho corporation

By:    /s/ Walt Mott                    By:    /s/ Danley K. Sheldon
       ----------------------                  ----------------------
Name:  Walt Mott                        Name:  Danley K. Sheldon
       ----------------------                  ----------------------
                                               Maxus Realty Trust, Inc.
Its:   EVP                              Its:   Manager, Danley K. Sheldon, Pres.
       ----------------------                  ----------------------

Date:  4/28/04                          Date:  4/26/04
       ----------------------                  ----------------------



Agreement for Purchase and Sale

                                   EXHIBIT "A"
                       To Agreement for Purchase and Sale

                          LEGAL DESCRIPTION OF PROPERTY


                           [To be attached by Seller.]


Agreement for Purchase and Sale

                                   EXHIBIT "B"
                       To Agreement for Purchase and Sale

                             DUE DILIGENCE DOCUMENTS


1. Complete access to and copies of all tenant leases relating to the Property.

2. Current property rent roll showing by unit: tenant's name, business, current rental rate, any prepaid or delinquent rent, any deposits whether refundable or nonrefundable, and any rental concessions.

3. Property operating statements for the past three (3) years and year-to-date of Property operations.

4. Complete copies of federal income tax returns, if any, relating to the Property.

5.   Copies of current property tax and insurance bills.

6.   Copies of utility bills for the past eighteen (18) months.

7. Copies of any existing management, service or maintenance contracts pertaining to the operation of the Property, and invoices thereof for the past eighteen (18) months.

8. Copies of any personal property rental agreements pertaining to personal property or business equipment used in the operation of the Property.

9. Latest Property appraisal, environmental, engineering, structural and environmental reports, if any exist.

10. Copies of all documents in connection with existing or proposed loans, common area easements and maintenance, if applicable, and any Property use restrictions.

11.  A set of as-built drawings, if one exists.

12.  Copy of the latest survey, if one exists.

13.  Itemized list of personal property to be included in the sale.

14.  Copies of certificates of occupancy, if in existence.

15. Copies of any zoning and/or conditional use or similar permits or actions permitting the current use of the Property.

16. Any other items reasonably requested by Purchaser, provided that receipt and approval of these items shall not delay the Closing date.

17.  Aged receivables schedule.

18. Common area maintenance reimbursement reconciliation for the past two (2) years.


Agreement for Purchase and Sale

                                   EXHIBIT "C"
                       To Agreement for Purchase and Sale

                                  BILL OF SALE


         THIS BILL OF SALE is executed and delivered pursuant to the provisions of that certain Agreement for Purchase and Sale dated ___________, 200___ ("Agreement") between __________________, an _____________ limited liability company ("Seller"), and DBSI ________________ LLC, an Idaho limited liability company, successor in interest to DBSI Housing Inc., an Idaho corporation ("Purchaser").

         Seller, for consideration paid and other good and valuable consideration to it paid by Purchaser, the receipt and sufficiency of which are hereby acknowledged, has bargained, sold, assigned, transferred and conveyed, and does by these presents bargain, sell, assign, transfer and convey to Purchaser, its successors and assigns, all of Seller's right, title and interest in and to the Personal Property as defined in Section 1.1(b) of the Agreement and further identified on Exhibit "A" attached hereto and incorporated by this reference.

         Seller hereby warrants and represents that (i) Seller has good and marketable title to the Property conveyed hereby; (ii) title to said Property is free and clear of all liens except the lien of current state and local personal property taxes not yet due and payable; and (iii) Seller has the right to convey title to said Property as contemplated herein.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed as of the _____ day of __________, 200___.


                                             -----------------------------------
                                             By
                                                --------------------------------

                                             Its
                                                --------------------------------

Agreement for Purchase and Sale

STATE OF                            )
         ---------------------------
                                    )  ss.
County of                           )
           -------------------------

         On this ________ day of ___________, 200___, before me, the undersigned, a Notary Public in and for said state, personally appeared _____________________, known to be the _______________________of
_________________, an ___________ limited liability company, that executed the foregoing instrument, and acknowledged to me that the said instrument is the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that they are authorized to execute the said instrument.

         WITNESS MY HAND and official seal hereto affixed the day, month and year in this certificate first above written.



                                     Notary Public for
                                                           ---------------------
                                     Residing at
                                                           ---------------------
                                     My Commission Expires
                                                           ---------------------



Agreement for Purchase and Sale

                                   EXHIBIT "D"
                       To Agreement for Purchase and Sale

                              SPECIAL WARRANTY DEED

For the consideration of the sum of Ten and 00/100 Dollars ($10.00) and other valuable consideration, _______________________ ("Grantor"), does hereby grant, sell and convey unto _______________________, a(n) _______________________
("Grantee"), whose address is ______________________________ and its successors and assigns forever, the following described real property located in _________________ County, _____________, as described in Exhibit "A" attached hereto and incorporated by this reference (the "Property").

TOGETHER WITH all and singular the tenements, hereditaments, easements, rights and appurtenances thereunto belonging or in anywise appertaining, the reversion and reversions, remainder and remainders, rents, issues, and profits thereof; and all estate, right, and interest in and to the Property, as well in law as in equity.

SUBJECT only to those matters set forth on Exhibit "B" attached hereto and incorporated by this reference ("Permitted Exceptions").

Grantor hereby covenants to and with the Grantee that Grantor is the owner in fee simple of the Property, and the Property is free and clear of all liens, claims and encumbrances except the Permitted Exceptions of record, and Grantor will warrant and defend Grantee from all other lawful claims of Grantor, but none other.

IN WITNESS WHEREOF, the Grantor has caused these presents to be executed this ____ day of ______________, 200___.

                                             -----------------------------------
                                             By
                                                --------------------------------

                                             Its
                                                --------------------------------

State of
         ------------------)
                           ) ss.
County of                  )
           ----------------0

On ____________________ before me personally appeared __________________________
_______________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/ her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                            ------------------------------------
                                            NOTARY SIGNATURE

                                            My commission expires:
                                                                  --------------
NOTARY SEAL


Agreement for Purchase and Sale

                                   EXHIBIT "F"
                       To Agreement for Purchase and Sale
























Agreement for Purchase and Sale

                                   EXHIBIT "G"
                       To Agreement for Purchase and Sale
























Agreement for Purchase and Sale
Page 27